SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BANKUNITED FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Articles of Incorporation)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JUNE 27, 2008

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, or the “Special Meeting,” of BankUnited Financial Corporation, a Florida corporation (the “Company”), will be held at [—] on Friday, June 27, 2008 at [—] A.M. local time for the following purposes:

(1) To vote upon an amendment to Article VI of the Company’s Amended Articles of Incorporation to increase the number of shares of Series I Class A Common Stock, par value $0.01 per share, that the Company is authorized to issue, from 200,000,000 shares to 500,000,000 shares.

(2) To transact such other business as may properly come before the Special Meeting and any postponements or adjournments thereof.

Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on June 16, 2008 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting.

By Order of the Board of Directors

/s/ LAWRENCE H. BLUM
LAWRENCE H. BLUM Secretary

Coral Gables, Florida

June 17, 2008

YOUR VOTE IS VERY IMPORTANT TO US. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE BY PROXY CARD OR VOTE OVER THE TELEPHONE OR THE INTERNET, AS INSTRUCTED HEREIN. IF YOU VOTE BY PROXY CARD, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE PRE-PAID RETURN ENVELOPE ENCLOSED HEREIN. SENDING IN YOUR PROXY CARD WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON AT THE SPECIAL MEETING IF YOU DESIRE TO DO SO.

BANKUNITED FINANCIAL CORPORATION

255 Alhambra Circle • Coral Gables, Florida 33134

Telephone: (305) 569-2000

PROXY STATEMENT

INTRODUCTION

We are sending this Proxy Statement to you as a stockholder of BankUnited Financial Corporation, a Florida corporation (the “Company,” “we” or “us”), in connection with the solicitation of proxies for the special meeting of stockholders (the “Special Meeting”) to be held at [—] on Friday, June 27, 2008. Our Board of Directors (the “Board” or “Board of Directors”) is soliciting proxies for use at the Special Meeting and at any postponements or adjournments thereof. Only stockholders of record as of the close of business on June 16, 2008, which we refer to as the record date, will be entitled to vote at the Special Meeting. The proxy solicitation materials for the Special Meeting will be distributed to stockholders of record on or about June 17, 2008.

ANSWERS TO YOUR QUESTIONS ABOUT VOTING AND SOLICITATION OF PROXIES

Why am I receiving these materials?

This Proxy Statement and the related proxy materials are being sent to our stockholders in connection with the Special Meeting, which will be held on [—], 2008. These materials are being furnished to you in connection with a solicitation of proxies by our Board of Directors to vote on the proposals described herein.

What is the purpose of the Special Meeting?

At the Special Meeting, our stockholders will consider and vote on the following proposals:

(1) an amendment to Article VI of our Amended Articles of Incorporation to increase the number of shares of Series I Class A Common Stock that the Company is authorized to issue from 200,000,000 shares to 500,000,000 shares. We refer to this as “Proposal One.”

(2) to transact such other business as may properly come before the Special Meeting and any postponements or adjournments thereof.

If other matters are properly presented, it is the intention of the persons designated as proxies on the enclosed proxy card to vote as proxies on such matters in accordance with their judgment.

Who is entitled to vote?

All stockholders of record of our Series I Class A Common Stock, Class B Common Stock and Noncumulative Convertible Preferred Stock, Series B (also referred to as our “Class A common stock,” “Class B common stock” and “Series B preferred stock,” respectively), as of the close of business on June 16, 2008, are entitled to vote at the Special Meeting and any postponements or adjournments thereof.

Each share of Class A common stock is entitled to one-tenth of one vote, each share of Class B common stock is entitled to one vote and each share of Series B preferred stock is entitled to two and one-half votes on each matter for which such shares are entitled to vote. As of the record date, 35,190,741 shares of Class A common stock, 479,734 shares of Class B common stock, and 1,238,133 shares of Series B preferred stock were outstanding.

How do I cast my vote?

If you are a stockholder on the record date, you may vote by one of the following methods: (1) in person at the Special Meeting; (2) via the Internet; (3) by telephone; or (4) by mail. Whichever method you use, the proxies identified on the proxy card will vote your shares in accordance with your instructions. If a proxy card is submitted without giving specific voting instructions, the proxies will vote your shares as recommended by our Board of Directors, which will be a vote “FOR” the adoption of Proposal One.

If you wish to vote by electronic means, you may vote at www.voteproxy.com. Alternatively, you may vote your shares by telephone if you reside in the United States by calling 1-800-PROXIES (1-800-776-9437). Please refer to your proxy card when accessing the web or voting by telephone and follow the instructions listed on the proxy card.

If you own your shares in “street name,” you must instruct the broker or nominee as to how your shares should be voted. Your broker or nominee will provide you with appropriate instructions on completing this process. If you vote your shares in this manner, you will not be able to vote in person at the Special Meeting unless you receive a proxy to do so from the broker or nominee.

How Do I Vote in Person at the Special Meeting?

You may vote shares held directly in your name as the stockholder of record in person at the Special Meeting. If you choose to vote your shares in person at the Special Meeting, please bring the enclosed proxy card or proof of identification. The Special Meeting will be held at [—] on Friday, June 27, 2008. To obtain directions to the [—], you can contact BankUnited Investor Relations at (305) 569-3449.

How do I revoke or change my vote?

A proxy may be revoked at any time prior to the use of that proxy in voting. Any stockholder may revoke a proxy previously delivered by (1) delivering written notice of revocation to our Secretary; (2) submitting a later-dated proxy card; or (3) voting in person at the Special Meeting.

Any stockholder holding shares in “street name,” i.e. through a brokerage account or in another nominee form, must contact the broker or nominee to obtain instructions for revoking the proxy instructions.

Can the proxy materials be accessed electronically?

We are sending the proxy materials to stockholders as of the record date by first-class U.S. mail. The proxy materials are also available on the Internet and can be accessed at www.bankunited.com.

Who will count the votes?

American Stock Transfer & Trust, Company, our transfer agent, will tabulate the votes for the Special Meeting using an automated system.

What is the vote required for approval?

Proposal One requires the affirmative vote of a majority of the votes that are cast by the Class A common stock with the Class B common stock and the Series B preferred stock voting as a single class and that are present in person or by proxy at the Special Meeting and entitled to vote. Votes withheld and broker non-votes will not be considered affirmative votes for this purpose and therefore will have the effect of a vote against each proposal. A broker non-vote is a proxy received from a broker or other nominee holding shares on behalf of a client who has not given specific voting instructions on non-routine matters, such as those that are to be voted on at the Special Meeting.

How is a quorum determined?

The presence of a quorum at the Special Meeting will be necessary for action on any proposal. The presence, in person or by proxy, of shares representing at least a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum for the transaction of business at the meeting.

Abstentions and broker non-votes are included in the calculation of the number of votes represented at the Special Meeting for purposes of determining whether a quorum has been achieved. A broker non-vote is a proxy received from a broker or other nominee holding shares on behalf of a client who has not given specific voting instructions on non-routine matters, such as those that are to be voted on at the Special Meeting. In the event there are not sufficient represented shares for a quorum, the Special Meeting may be adjourned from time to time until a quorum is obtained.

Who is making this solicitation?

The solicitation of proxies is being made by and on behalf of the Company. We will bear all the costs of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition, we may retain a solicitor to assist in the solicitation and distribution of proxies for a fee not expected to exceed $20,000 plus reasonable and other related expenses. Our directors, officers and regular employees may solicit proxies personally or by U.S. mail, telephone or facsimile. Such persons will receive no additional compensation for performing such activities. We will reimburse persons holding our stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals.

PROPOSAL ONE

Approval of an amendment of our Amended Articles of Incorporation to increase the authorized shares of Class A common stock from 200,000,000 to 500,000,000.

Description of the Amendment

The Board of Directors has unanimously approved and is submitting to stockholders for approval an amendment to Article VI of our Amended Articles of Incorporation to increase the number of authorized shares of Class A common stock from 200,000,000 shares to 500,000,000 shares. The text of this amendment is attached to this Proxy Statement as Exhibit A. The Amended Articles of Incorporation currently authorize the issuance of up to 200,000,000 shares of the Class A common stock, 3,000,000 shares of Class B common stock and 10,000,000 shares of preferred stock. As of June 16, 2008, 35,190,741 shares of Class A common stock, 479,734 shares Class B common stock and 1,238,133 shares of Series B preferred stock were outstanding. The Series B preferred stock is currently the only outstanding series of preferred stock.

Background

The Board of Directors has unanimously approved an amendment to Article VI of our Amended Articles of Incorporation to increase the number of shares of Class A common stock to 500,000,000 from 200,000,000, subject to the approval of our stockholders. We are submitting this Proposal One for your vote and are asking that you approve this amendment to our Amended Articles of Incorporation.

Once our stockholders approve a level of authorized shares for any class of our capital stock, no subsequent approval by stockholders is required for the issuance of shares of that class in an amount up to the number of shares authorized, except to the extent required under the rules of the NASDAQ Global Select Market. Pursuant to our Amended Articles of Incorporation, the Board of Directors may determine the relative rights our Class A common stock and preferred stock, including voting, conversion, liquidation and dividend rights and sinking fund provisions. Our Amended Articles of Incorporation provide that no holder of our capital stock will have any preemptive rights to acquire any of our securities. The proposed amendment would increase the number of authorized shares of Class A common stock by 300,000,000. The rights of the additional authorized shares of Class A common stock would be identical to the rights of the shares of Class A common stock currently outstanding, including the right to cast one-tenth of one vote per share and to participate in dividends when and to the extent declared and paid.

Reasons for the Proposed Amendment

The Board of Directors is recommending an increase in the number of authorized shares of Class A common stock from 200,000,000 to 500,000,000 shares notwithstanding the fact that, on Tuesday May 27, 2008, our shareholders approved an amendment to the Company’s Amended Articles of Incorporation to increase the number of authorized shares of Class A common stock from 100,000,000 to 200,000,000 shares. Although management and the Board of Directors believed that the increase in the number of authorized shares of Class A common stock to 200,000,000 shares would be sufficient, management and the Board of Directors now believe that in light of the continued deterioration of the real estate and credit markets a further increase is necessary to provide the Company with sufficient flexibility to seek to raise capital.

At this time, based on consultations with their advisors, our management and Board of Directors believe that the Company should seek to of Class A common stock or securities convertible into or exchangeable for Class A common stock. In order to insure sufficient available shares for the offering and for other corporate purposes, management and the Board of Directors have determined that it would be prudent and advisable to further increase the amount of authorized shares of Class A common stock from 200,000,000 to 500,000,000 shares.

Dilution of Existing Shareholders

Currently the Company has 35,190,741 shares of Class A common stock outstanding 2,970,136 shares reserved for issuance upon the exercise of options and 7,866,626 reserved for issuance upon the conversion of convertible instruments. If the proposed amendment is approved at the Special Meeting, the number of shares of our Class A common stock would increase by 150%. If we were to issue all of the currently available shares of Class A common stock available for issuance, each existing share of Class A common stock would be diluted by [•]%. If our shareholders approve the proposed amendment to increase the number of authorized shares of Class A common stock to 500,000,000, the Company could issue additional shares of Class A common stock without further shareholder approval in one or more public offerings or private placements of securities that would be increasingly dilutive to the existing shareholders. The closing price of our Class A common stock on the NASDAQ Global Select Market was 3.51 on June 13, 2008. If the shareholders approve the proposal at the Special Meeting and the Company were to issue all of the then available shares of Class A common stock, each share of Class A common stock outstanding as of June 17, 2008, would be diluted by approximately [•]%.

Proposed Change of Share Voting

In connection with the Company’s efforts to raise capital, the Company has determined that the success of such efforts would be enhanced if there were equivalent voting rights across its classes of shares. At this time, the holders of the Company’s shares of Class A common stock have one-tenth of one vote per share, the holders of the Company’s shares of Class B common stock have one vote per share and the holders of the Company’s shares of Series B preferred stock have two and one-half votes per share. Alfred R. Camner, our chairman of the board and chief executive officer and the beneficial holder of 93% of the Series B preferred stock and 87% of the Common B common stock, has proposed to a committee of independent directors who do not own any shares of Class B Common Stock or Series B Preferred Stock that, if the Company sells shares of Class A common stock or securities convertible into or exchangeable for Class A common stock in an amount of at least $[•] million, he would exchange his shares of Class B common stock and Series B preferred stock over which he has beneficial ownership for a new class of preferred stock that has one-tenth of one vote per share. Shares of the new class of preferred stock would be issued on a one for one basis for each outstanding shares of Class B common stock and on a 1.4959 share basis for each share of Series B preferred stock. The exchange may also include additional consideration that may be in the form of cash and warrants to purchase additional shares of Class A common stock. The exchange would occur simultaneously with the closing of the sale of equity.

Possible Anti-Takeover Effects of the Amendment

The Company’s authorized but unissued capital stock could be used to make an attempt to effect a change in control more difficult.

In addition, we have opted not to be governed by the affiliated transactions and control-share acquisitions provisions of the Florida Business Corporation Act. Florida’s control-share acquisitions statute provides that shares of issuing public corporations that are acquired in a control share acquisition generally will have no voting rights unless such rights are conferred on those shares by the vote of the holders of a majority of all of the outstanding shares other than interested shares. A control-share acquisition is defined, with certain exceptions, as the acquisition of the ownership of voting shares which would cause the acquirer, directly or indirectly, alone or as part of a group, to have voting power within the following ranges or to move upward from one range into another: (i) 20% or more but not less than 33 1/3%; (ii) 33 1/ 3% or more but not less than 50%; or (iii) 50% or more of all voting power. Interested shares are shares of an issuing public corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power to elect directors: (i) an acquiring person or member of a group with respect to a control-share acquisition, (ii) any officer of the issuing public corporation, or (iii) any employee of the issuing public corporation who is also a director of the corporation. The Florida control-share acquisitions statute does not, however, apply to an acquisition of shares of an issuing public corporation if such acquisition has been approved by the Board of Directors prior to the acquisition.

No Appraisal Rights

Under applicable Florida law, our stockholders are not entitled to appraisal rights with respect to this proposed amendment to our Amended Articles of Incorporation to effect the increase in our authorized shares of Class A common stock.

Required Vote

Proposal One will be voted on by the holders of the Class A common stock, the Class B common stock and the Series B preferred stock voting together as a single class.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO ARTICLE VI OF THE COMPANY’S AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF THE AUTHORIZED SHARES OF CLASS A COMMON STOCK FROM 200,000,000 TO 500,000,000.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 9, 2008 (except where a different date is indicated) concerning (1) each of our directors; (2) each of the three most highly compensated executive officers for the year ended September 30, 2007, in addition to our chief executive officer and chief financial officer (the “named executive officers”); (3) all directors and executive officers of us as a group; and (4) each other person known to management to be the beneficial owner, as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of more than 5% of the outstanding shares of any class of our voting securities, according to filings by such persons with the SEC or other information provided to us by such persons. The address of each director and named executive officer listed in the table is 255 Alhambra Circle, Coral Gables, Florida 33134.

Name and Address	Amount and Nature of Beneficial Ownership Of Series B Preferred Stock (1)		Percent of Series B Preferred Stock Outstanding	Amount And Nature of Beneficial Ownership of Class B Common Stock (1)		Percent of Class B Common Stock Outstanding	Amount And Nature of Beneficial Ownership of Class A Common Stock (1)		Percent of Class A Common Stock Outstanding
Directors and Named Executive Officers:
Tod Aronovitz	—		—	—		—	13,537	(2)	*
Allen M. Bernkrant	23,560		1.9%	37,860		5.5%	142,716	(2)(3)	*
Lawrence H. Blum	23,560		1.9%	65,856		9.6%	431,056	(2)(3)	1.2%
Alfred R. Camner	1,858,219	(4)(5)(6)	95.3%	3,346,011	(4)(5)(6)	97.6%	3,561,345	(2)(4)(5)(6)	9.2%
Lauren R. Camner	1,244		*	7,102		*	55,590	(2)	*
Abel L. Iglesias	—		—	—		—	62,579	(2)	*
Marc D. Jacobson	10,000		*	43,977		6.6%	192,269	(2)(3)	*
Hardy C. Katz	—		—	—		—	38,529	(2)(3)	*
Humberto L. Lopez	—		—	—		—	227,329	(2)	*
Neil H. Messinger	—		—	—		—	70,174	(2)(3)	*
Ramiro A. Ortiz	—		—	—		—	340,218	(2)(7)	*
Albert E. Smith	—		—	—		—	13,469	(2)	*
Bradley S. Weiss	—		—	—		—	6,385		*

All Current Directors and Executive Officers of the Company and BankUnited, FSB as a group (21 persons)(8)	1,232,588	(4)(5)(6)	98.3%	3,500,870	(4)(5)(6)	99.6%	5,538,224	(2)(3)(4)(5)(6)(7)	13.9%

Other 5% Owners:
American Holdings, Ltd. P.O. Box 3149 Road Town, Tortola BV1	—		—	—		—	2,000,000	(9)	5.7%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	—		—	—		—	2,282,707	(10)	6.5%
FMR LLC 82 Devonshire Street Boston, MA 02109	—		—	—		—	1,855,487	(11)	5.3%
Marx Mosses et al 160 Broadway New York, NY 10038	—		—	—		—	1,955,000	(12)	5.6%
Putnam, LLC One Post Office Square Boston, MA 02109	—		—	—		—	2,169,229	(13)	6.2%

Name and Address	Amount and Nature of Beneficial Ownership Of Series B Preferred Stock (1)	Percent of Series B Preferred Stock Outstanding	Amount And Nature of Beneficial Ownership of Class B Common Stock (1)	Percent of Class B Common Stock Outstanding	Amount And Nature of Beneficial Ownership of Class A Common Stock (1)		Percent of Class A Common Stock Outstanding
Robeco Investment Mgmt., Inc. 909 Third Avenue New York, NY 10022	—	—	—	—	1,825,432	(14)	5.2%
Sterling Capital Mgmt., LLC Two Morrowcroft Centre 4064 Colony Road, Suite 300 Charlotte, NC 28211	—	—	—	—	3,218,595	(15)	9.2%
QVT Financial LP 1177 Avenue of the Americas, 9th Floor New York, NY 10036	—	—	—	—	3,353,043	(16)	9.5%
Wentworth, Hauser & Volich, Inc. 353 Sacramento St., Ste. 600 San Francisco, CA 94111	—	—	—	—	2,460,736	(17)	7.0%
Westport Asset Mgmt., Inc.
Westport Advisers, LLC 235 Riverside Avenue Westport, CT 06880	—	—	—	—	4,518,415	(18)	12.7%

*	Less than 1%

(1)	The nature of the reported beneficial ownership is unshared voting and investment power unless otherwise indicated in the footnotes to this table. Beneficial ownership reported for each class shown includes shares issuable upon conversion of shares of other classes of stock, shares which may be acquired upon the exercise of options exercisable within 60 days, shares that may be issued for restricted stock units and shares owned jointly or indirectly with or through a family member, trust, corporation, partnership or other legal organization. Each share of Series B preferred stock is convertible into 1.4959 shares of Class B common stock, and each share of Class B common stock is convertible into one share of Class A common stock. Beneficial ownership is not indicative of voting power. Each share of Series B preferred stock has two and one-half votes, each share of Class B common stock has one vote and each share of Class A Common stock has one-tenth vote.

(2)	Includes shares of Class A common stock which may be acquired by the following persons, in the amounts indicated, through the exercise of options exercisable within 60 days: Tod Aronovitz, 5,500; Mr. Bernkrant, 66,950; Mr. Blum, 181,699; Mr. Camner, 209,897; Ms. Lauren Camner, 31,802; Mr. Iglesias, 34,559; Mr. Jacobson, 47,650; Mr. Katz, 27,900; Mr. Lopez, 160,979; Dr. Messinger, 50,400; Mr. Ortiz, 193,528; Dr. Smith, 9,000; and current directors and executive officers as a group, 1,223,163.

(3)	Includes, for each of the following persons, shares that are jointly or indirectly owned with others in approximately the amounts indicated: Mr. Bernkrant, 33,159; Mr. Blum, 85,301; Mr. Jacobson, 12,582; Mr. Katz, 4,550; and Dr. Messinger, 3,286.

(4)	Mr. Camner holds options to purchase an additional 416,600 shares of Series B preferred stock (convertible into 623,192 shares of Class B common stock and a like amount of Class A common stock), which options are not exercisable within 60 days.

(5)	Includes 683,995 shares of Series B preferred stock (convertible into 1,023,188 shares of Class B common stock, that are convertible into the same number of shares of Class A common stock) which may be acquired by Mr. Camner through the exercise of options exercisable within 60 days.

(6)	Series B preferred stock includes 8,971 shares (convertible into 13,419 shares of Class B common stock that are convertible into the same number of shares of Class A common stock) of which the stockholder has indirect beneficial ownership and 26,720 shares (convertible into 39,970 shares of Class B common stock that are convertible into the same number of shares of Class A common stock) that are held in an irrevocable grantor’s trust established by us of which Mr. Camner is the sole beneficiary. Class B common stock includes 98,114 shares (convertible into 98,114 shares of Class A common stock) of which the stockholder has indirect beneficial ownership and 175,591 shares (convertible into 175,591 shares of Class A common stock) that are held in the irrevocable grantor’s trust referenced above. Class B common stock does not include 30,000 shares subject to options held by Mrs. Earline Ford, which Mr. Camner has a right of first refusal to purchase if Mrs. Earline Ford decides to exercise the options and sell the underlying shares.

(7)	This amount includes 10,729 shares of Class A common stock that are held in an irrevocable grantor’s trust established by us of which Mr. Ortiz is the sole beneficiary. Also includes 21,681 restricted stock units.

(8)	As of May 5, 2008, our directors and executive officers held shares representing in the aggregate approximately 51.8% of the votes entitled to be cast on Proposal One.

(9)	A Schedule 13-G filed on January 15, 2008 reported that American Holdings, Ltd. had sole voting power and sole dispositive power of 2,000,000 shares of the Company’s Class A common stock.

(10)	A Schedule 13-G/A filed on February 6, 2008 reported that Dimensional Fund Advisors LP, an investment advisor serving as investment manager for several other commingled trusts and separate accounts had sole voting power and sole dispositive power of 2,282,707 shares of the Company’s Class A common stock.

(11)	A Schedule 13-G filed on February 14, 2008 reported that FMR LLC had sole dispositive power of 1,855,487 shares of the Company’s Class A common stock.

(12)	A Schedule 13-D filed on April 18, 2008 reported that Marx Mosses had sole voting power and sole dispositive power of 1,955,000 shares of the Company’s Class A common stock.

(13)	A Schedule 13-G filed on February 1, 2008 reported that Putnam, LLC investment advisor to the Putnam family of funds had shared voting power of 233,607 shares of the Company’s Class A common stock and shared dispositive power of 2,169,299 shares of the Company’s Class A common stock.

(14)	A Schedule 13-G filed on February 8, 2008 reported that Robeco Investment Mgmt., Inc. had shared voting power and shared dispositive power of 1,825,432 shares of the Company’s Class A common stock.

(15)	A Schedule 13-G filed on January 29, 2008 reported that Sterling Capital Mgmt., LLC had sole voting power and sole dispositive power of 3,218,595 shares of the Company’s Class A common stock.

(16)	A Schedule 13-G/A filed on February 5, 2008 reported that QVT Financial LP, QVT Financial GP LLC, QVT Fund LP and QVT Associates GP LLC had shared voting power and shared dispositive power of 3,353,043 shares of our Class A common stock.

(17)	A Schedule 13-G filed on February 14, 2008 reported that Wentworth, Hauser & Volich, Inc. had shared voting power and shared dispositive power of 2,460,736 shares of the Company’s Class A common stock.

(18)	A Schedule 13-G/A filed on February 13, 2008 reported that Westport Advisors LLC, a registered investment advisor managing assets for various pension funds, foundations and endowments, beneficially owned 4,518,415 shares of the Company’s Class A common stock. Westport Advisors had sole voting and dispositive power of 1,088,700 shares of Class A common stock and shared voting power of 3,322,715 shares of Class A common stock and shared dispositive power of 3,429,715 shares of Class A common stock.

MISCELLANEOUS

Stockholder Proposals

Proposals of stockholders intended to be presented at our next annual stockholders’ meeting must be in writing and should be submitted to our Corporate Secretary at 255 Alhambra Circle, Penthouse, Coral Gables, Florida 33134, no later than August 31, 2008 for inclusion in our 2009 proxy statement relating to such meeting, subject to applicable rules and regulations.

For any proposal that is not intended for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit the proxy holders to vote proxies in their discretion if we do not receive notice of the proposal prior to the close of business on November 15, 2008. Notices of intention to present proposals at the next annual meeting should be addressed to our Corporate Secretary, 255 Alhambra Circle, Penthouse, Coral Gables, Florida 33134.

By Order of the Board of Directors,

/s/ ALFRED R. CAMNER
ALFRED R. CAMNER Chairman of the Board and Chief Executive Officer

June 17, 2008

EXHIBIT A

Amendment to Amended Articles of Incorporation of BankUnited Financial Corporation

The first sentence of the ‘Capital Stock’ section and the first sentence of the ‘Class A Common Stock’ subsection of Article VI of the Amended Articles of Incorporation of BankUnited Financial Corporation shall be deleted and replaced with the following:

ARTICLE VI

Capital Stock

The total number of shares of all classes of stock that the Corporation is authorized to issue is 513,000,000 shares, of which 500,000,000 shall be Class A Common Stock, $.01 par value (the “Class A Common Stock”), 3,000,000 shall be Class B Common Stock, $.01 par value (the “Class B Common Stock”), and 10,000,000 shall be Preferred Stock, $.01 par value (the “Preferred Stock”). No holder of the Corporation’s stock shall have any preemptive right to acquire the Corporation’s securities.

Class A Common Stock. The maximum number of shares of Class A Common Stock that the Corporation is authorized to have outstanding is 500,000,000 shares at a par value of $.01 per share.

A-1

BANKUNITED FINANCIAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALFRED R. CAMNER and LAWRENCE H. BLUM, or either of them with full power of substitution, proxies to vote at the Special Meeting of Stockholders of BankUnited Financial Corporation (the “Company”) to be held at [—] on Friday, June 27, 2008 and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Series I Class A Common Stock, Class B Common Stock and Noncumulative Convertible Preferred Stock, Series B of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

BANKUNITED FINANCIAL CORPORATION

JUNE 27, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 p.m. Eastern Time the day before

[—], 2008.

Please detach along perforated line and mail in the enclosed envelope provided to you IF you are not voting via telephone or the Internet.

☒ Please mark your votes as in this example.

Proposal One — Approval of Amendment to Articles of Incorporation to Increase the Number of Authorized Shares of Series I Class A Common Stock	For ☐	Against ☐	Abstain ☐

Proposal One will be voted on by holders of Class A Common Stock, Class B Common Stock and Noncumulative Convertible Preferred Stock, Series B voting as a single class.

The Board of Directors recommends a vote “FOR” Proposal One, and in the discretion of the proxy holders as to any matter that may properly come before the special meeting of the stockholders.

This Proxy is revocable and when properly executed will be voted in the manner directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL ONE.

Please mark, sign, date and return this proxy card promptly, using the enclosed postage paid envelope.

Signature	Date	Signature	Date

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.